Preliminary Offering Circular Dated February 1, 2017

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

TMPOS, INC

$300,000

2,000,000 OF COMMON STOCK AT $.15 PER SHARE

Minimum Investment: 10,000 shares ($1,500.00)

We are offering a maximum of 2,000,000 shares of common stock on a “no minimum/best efforts” basis. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into the Company’s bank account. The offering will continue until the earlier of March 31, 2017 (which date may be extended for up to 60 days at our option) or the date when all shares have been sold. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the OTCQB marketplace upon the completion of this offering.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act.  For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons

Per share	$0.15	-	$0.15	$0
Total (4):	$300,000	-	$300,000	$0

____________

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)	Does not include expenses of the offering, estimated to be $75,000 including legal, accounting and other costs of registration. See "Use of Proceeds"and “Plan of Distribution.”

1

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular follows the disclosure format of Regulation A.

3235 Satellite Blvd. Suite 290

Duluth, GA 30096

Phone: 678-820-8382

The date of this Preliminary Offering Circular is _____________, 2017

2

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to "TMPOS," "we," the "Company," "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of TMPOS, Inc., a Georgia corporation.

3

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "potential," "should," "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•

Our ability to successfully develop material revenue streams from the sale of our Point of Sale products with customization, installation and technical support of ThanksMatrix or other business software;

•

Our dependence upon external sources for the financing of our operations, particularly given that our auditors' report for our December 22, 2016 consolidated financial statements, which are included as part of this Offering Circular, contains a statement concerning our ability to continue as a "going concern";

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	The effect of disruptions in or impairments to our customers’ ability to use our computer programs

•	Our ability to retain and grow our customer base;

•	Our ability to enter into, sustain and renew customer arrangements on favorable terms;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete and succeed in a highly competitive and evolving industry;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

4

We are an emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act.

For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to TMPOS, Inc.

Company Information

We were initially formed as TMPOS, LLC under the laws of the State of Georgia on October 26, 2015. We were reorganized as TMPOS, Inc. on November 29, 2016. Our principal executive office is located at 3235 Satellite Blvd. Suite 290 Duluth, GA 30096, and our telephone number is 678-820-8382.

Our website is tmpospro.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

Overview

Our customers are responsible for buying themselves the specialized business management software for which we offer to customize, install and provide technical service.

We hire technical personnel as independent contractors to provide customization and installation of related business management software as well as on-going technical support for systems we install. Some of these contractors have specific experience with the ThanksMatrix product, and we use these contractors for our jobs involving ThanksMatrix software.

We have a referral agreement with an Affiliate, EsolutionTG LLC, owned by our President Mr. Lee’s spouse, to refer exclusively to us for sale by us of our POS hardware, customized installation and on-going support of their ThanksMatrix software program, a customizable, multi-functionalBusiness Management SoftwareSuite and related hardware. Their ThanksMatrix product provides a combination of business management software, specifically as follows:

•	Customer Relation Management (“CRM”) function holds all customer relationship information such as contact information, sales history, relationship class – retailer or client and the like.

•	Account Information System (“AIS”), a money flow control system with send and track custom invoices, track income and expenses, create and manage estimates, manage and pay bills, and instant sales and profit reports

•	Workgroup Management ("WM") helps users to monitor and follow up each project and tasks so that the project workflow goes smoothly,

•	Serve customers financial transactions at their store location with Point of Sale System(“POS”), and

•	Franchise Management System (“FMS”), a scalable data management system, through which each business owner can monitor all multi stores at home or office remotely, helping a franchise headquarters to control its inventory and money flow with this one platform.

5

For every ThanksMatrix Referred Customer of Referrer as set forth below, we agree to pay a one-time fee (“Referral Fee”) of Four Percent (4%) of the gross proceeds of sales received by TMPOS from the Referral. For the purposes of this Agreement, “Gross proceeds of sales" means the value proceeding or accruing from the sale of tangible personal property, digital goods, digital codes, digital automated services, and/or for other services rendered, without any deduction on account of the cost of property sold, the cost of materials used, labor costs, interest, discount paid, delivery costs, taxes, less sales allowances, sales discounts and sales returns.

We also issued EsolutionTG LLC 5,000,000 shares of stock as additional consideration under the Referral Agreement.

Significant Business, Product and Service Actions since Inception

Since inception, including activities taken by our predecessor TM POS, LLC, we have taken the following steps to implement our business plan:

•	Company set up
	•	Incorporate company in state of Georgia
	•	Set up main executive office in Duluth, Georgia
	•	Opened up bank account for the company

Obtained a loan of $49,298 as of June 30, 2016 from Mr. Lee, our President. The loan is an oral agreement, no interest, payable upon demand. Mr. Lee has orally committed but is not legally required to loan us an additional $50,702 upon the same terms and conditions.

•

Execute an exclusive worldwide Referral Agreement with our Affiliate EsolutionTG, LLC to refer their ThanksMatrix CRM customers who need POS products and customization, installation and technical support services for ThanksMatrix CRM that we provide, as EsolutionTG does not offer hardware or technical support.

•	Worked with EsolutionTG, LLC to customize the ThanksMatrix CRM package for Franchise Management

•

Commenced sales activities, including contacting prospective customers for our products and services from inception on October 26, 2015 to June 30, 2016 generating $40,470 for on-site tech support and system installation as of June 30, 2016.

The Offering

Common stock offered by us	2,000,000 Shares

Common stock to be outstanding immediately after this offering	43,260,000 Shares

Use of proceeds	We intend to use approximately $225,000 of net proceeds from this offering to for recruiting, product development and marketing. See “Use of Proceeds” on page 16.

Risk factors	You should carefully read “Risk Factors” on page 6 in this Offering Circular for a discussion of factors that you should consider before deciding to invest in our common stock.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our common stock. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occurs, our business, results of operations and financial condition may suffer significantly. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

6

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Offering Circular before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We face risks in developing our POS products and services and bringing them to market. We also face risks that we will not be able to implement our business plan to competition, or we risk that our business model may fail. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

Although we have engaged in operational activities since inception, we have not yet generated significant operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate operating revenues.

Although we have engaged in operational activities since inception and generated minimal revenues, our lack of significant operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

We have generated minimal revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of December 2016 we have generated minimal revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

We are a development stage company and are in the process of developing our business plan to sell POS products coupled with customization and installation of related business management software, focusing initially on customers purchasing ThanksMatrix software from EsolutionTG LLC, or Affiliate, as well as on-going technical support for systems we install, by phone or computer or on-site. Consequently, we have only generated $42,143 in revenues, all for on-site tech support and system installation and none from sale of POS products from inception through June 30, 2016. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2016. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued financial support from our stockholders.

There is uncertainty regarding our ability to implement our Plan of Expanded Operations as described above and to grow our business to a greater extent than we can with our existing financial resources, also described above, without additional financing. We have no agreements, commitments or understandings to secure additional financing at this time except our President Mr. Lee’s oral agreement to loan the Company up to $100,000 in loans, no interest, due upon demand, to cover operational expenses until we generate positive cash flow. Our long-term future growth and success is dependent upon our ability to commence selling our POS products, generate cash from operating activities and obtain additional financing. There is no assurance that we will be able to generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our Plan of Expanded Operations as described below and grow our business to a greater extent than we can with our existing financial resources, also described below.

7

Industry Risks

POS equipment sales coupled with customized business software and support with is an emerging yet competitive industry and many of our competitors have greater resources that may enable them to compete more effectively.

We will compete with several domestic and international companies that offer a range of specialized POS equipment products and services similar that compete in the same market. Some of our competitors have greater resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Our targeted customer base is diverse and we face a challenge in adequately meeting each group's needs.

Because we will serve multiple types of businesses, we must work constantly to understand the needs, standards and technical requirements of several different customer groups and must devote significant resources to developing products and services for their interests. If we do not accurately predict our customers' needs and expectations, we may expend valuable resources in developing products that do not achieve broad acceptance across the markets.

Our success depends on adoption of our installation of products and services by our various types of potential customers. Customers may be reluctant to change and upgrade their existing POS equipment and business software due to fear of disruption.

Acceptance of our POS products and services will depend on several factors, including: most significantly the risk of business disruption as well as cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, reliability. If we fail to adequately meet our customers' needs and expectations, our product offerings may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot be sure that our business model will gain wide acceptance among all targeted customer groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to commence or continue generating revenues could be reduced.

Competing forms of specialized POS equipment may be more desirable to consumers or may make our POS products obsolete.

There are currently several different competing specialized POS equipment technologies that are being marketed to our potential customers. Further development of any of these technologies may lead to advancements in in technology that will make our POS products obsolete. Consumers may prefer alternative technologies and products. We cannot guarantee that users of POS who will be using our equipment will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our POS products may substantially impact our business reducing our ability to commence or sustain generating revenues.

Damage claims against our POS products could reduce our sales and revenues.

If any of our POS products are found to cause injury or damage, the Company could suffer financial damages. We have not had significant claims for damages or losses from our POS products to date. The Company does not carry products liability insurance. Any claims for damages related to the products we will sell could damage our reputation and reduce our revenues.

8

If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use trade secrets or other information that we regard as proprietary. Specifically, independent contractors we hire to provide technical support may breach confidentiality agreements for proprietary information the obtain during their work performed for us. Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	Enforce intellectual property rights;
•	Protect our trade secrets;
•	Determine the validity and scope of the rights of others; or
•	Defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict and we may not prevail in any litigation in which we become involved.

Disruption with our relationships with the vendors of our products could negatively affect our sales.

The Company has not as yet experienced significant problems in obtaining its POS products from suppliers. However, there is no guarantee that some of the current suppliers may not be able to continue to provide our POS products from our current suppliers. We have no written agreements with any of our suppliers and order these parts from different vendors on a purchase order basis. If the POS equipment does not meet quality standard, the equipment is not accepted by us. This could cause a shortage of those parts in inventory resulting in back orders and even cancellations of orders. Sales of existing products in inventory may not be sufficient to use all stock on hand before we can obtain replacement parts from other vendors. This could reduce or eliminate our revenues.

Risks Related to Management and Personnel

Disruption with our relationships with independent contractors we retain to provide customization, installation and technical support services could negatively affect our sales.

The Company has not as yet experienced significant problems in retaining the independent contractors needed to provide customization, installation and technical support services that we offer. However, there is no guarantee that the contractors with the requisite technical skills will be available when we need them. We have no written agreements with any of these contractors and retain them on a “per job” basis. If we need but are unable to obtain qualified replacement contractors, this could cause delays in fulfilling our orders and even cancellations of orders, any of which could reduce or eliminate our revenues.

We depend heavily on Mr. Sang G Lee, CEO/CFO and Director. The loss of his services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions Mr. Sang G Lee, CEO/CFO and Director. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition Mr. Sang G Lee, CEO/CFO and Director. Loss of the services of Mr. Sang G Lee, CEO/CFO and Director could significantly deplete our institutional knowledge held by our existing senior personnel. We depend on the skills and abilities of Mr. Sang G Lee, CEO/CFO and Director in managing the products development, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

9

Mr. Sang G Lee, CEO/CFO and Director has no experience selling POS products and services directly to customers which could adversely affect our ability to implement our business plan and commence generating revenues.

Mr. Sang G Lee, CEO/CFO and Director, has no experience selling POS products and services directly to customers. His lack of experience in these areas could adversely affect our ability to implement our business plan and commence generating revenues.

Our sole officer and director has no experience managing a public company which may inhibit our ability to implement successfully our business plan.

We have never operated as a public company. Mr. Sang G Lee, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in “Use of Proceeds” in this Offering Circular, which could inhibit our ability to commence to generate revenue.

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to resell their shares.

10

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up to 100,000,000 shares of preferred stock in the discretion of our Board. The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Georgia law and certain anti-takeover provisions of our corporate documents and our executive employment agreements could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders.

Our articles of incorporation and bylaws contain a number of provisions that may delay, deter or inhibit a future acquisition or change in control that is not first approved by our board of directors. This could occur even if our shareholders receive an attractive offer for their shares or if a substantial number or even a majority of our shareholders believe the takeover may be in their best interest. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain approval from our board of directors prior to pursuing a transaction. Provisions that could delay, deter or inhibit a future acquisition or change in control include the following:

•

10,000,000 shares of blank check preferred stock that may be issued by our board of directors without shareholder approval and that may be substantially dilutive or contain preferences or rights objectionable to an acquirer;

•	the ability of our board of directors to amend our bylaws without shareholder approval;

These provisions could also discourage bids for our common stock at a premium and cause the market price of our common stock to decline. In addition, these provisions may also entrench our management by preventing or frustrating any attempt by our shareholders to replace or remove our current management.

Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this offering will own less than 4.6% of the then outstanding shares of common stock, but will have paid over 99.8% of the total consideration for our outstanding shares, resulting in a dilution of $0.146 per share. See "Dilution."

There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

11

If our stock is ever quoted on an OTC or other stock market, we will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that if we become an SEC reporting company and secure a qualification for quotation for our securities on an OTC Market, our common stock will become a "penny stock", and we will become subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule". This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 1,260,000 shares of our common stock held by non-affiliates and 40,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

All of these shares are subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. There are further limitations on the ability to resell under Rule 144 as we are only a Regulation A reporting company and 144 is only available six months a year. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

12

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders, including EsolutionTG, an Affiliate, are the beneficial owners of approximately 96.9% of our outstanding voting securities prior to this offering and 92% of such securities assuming the Maximum Offering is sold. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Special Information Regarding Forward Looking Statements

Some of the statements in this Offering Circular are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments, other than as required by law. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

13

Dilution

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value as of December 23, 2016 was $(112,035), or $(0.0027) per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after December 231, 2016 other than the sale of 2,000,000 shares in this offering at the initial public offering price of $0.15 per share, our pro forma net tangible book value as of December 23, 2016 was $187,965 or $0.0043 per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.0071 per share of capital stock to existing shareholders and an immediate dilution of $0.146 per share of common stock to the new investors, or approximately 97.3% of the assumed initial public offering price of $0.15 per share. The following table illustrates this per share dilution:

	Maximum Offering

Initial price to public		$0.15
Net tangible book value as of December 31, 2015	$(0.0027)
Increase in net tangible book value per share attributable to new investors	$0.0071
As adjusted net tangible book value per share after this offering		$(0.0043)
Dilution in net tangible book value per share to new investors		$0.146

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Licensors	5,000,000	11.6%	$0	0%	$0.00000
Founders	35,000,000	80.9%	600	0.2%	$0.00002
New investors	2,000,000	4.6%	300,000	99.8%	$0.15000
Service Provider	1,260,000	2.9%	0	0%	$0.00000
Total	43,260,000	100.0%	$300,600	100.0%

14

Plan of Distribution

We are offering a total of up to 2,000,000 shares of Common Stock, $0.0001 par value (the "Shares") in a best-efforts, $300,000 maximum, direct offering under Regulation A - Tier 2, without any involvement of underwriters or broker-dealers. The offering price is $.15 a share. The offering will terminate on August 1, 2016, subject to our right to extend the offering for an additional 90 days at our discretion. There can be no assurance that all or any of the offering will be subscribed.

Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription. There is no arrangement to place the funds in an escrow, trust or similar account. All funds will be available to us following deposit into our bank account.

Our officers and directors will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Sang Lee is an associated person of the Company as that term is defined in Rule 3a4-l under the Exchange Act, he does not believe that he should be deemed to be a broker for the following reasons:

•	He is not subject to a statutory disqualification as that term is defined in Section 3(a) (39) of the Exchange Act at the time of his participation in the sale of our securities.

•	He will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

•	He is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Sang G Lee will restrict his participation to the following activities:

•

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

•

Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

•	Performing executive and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the Offering Circular will be filed.

15

Use of Proceeds

We estimate that, at a per share price of $.15 the net proceeds from the sale of the 2,000,000 shares in this offering will be approximately $300,000, after deducting the estimated offering expenses of approximately $75,000.

The net proceeds of this offering will be used primarily to fund the effort for the next stage of our development plan, which is to build the ThanksMatrix CRM Franchise Management System prototype and create the engineering design documents.

Accordingly, we expect to use the proceeds of the Maximum Offering as follows:

USE	AMOUNT	PERCENTAGE

Establish ecommerce website for TMPOS	$15,000	5.00
Complete engineering design & prototype Franchise Management System	$70,000	23.33
Locate and bring onboard the expanded Executive Team	$20,000	6.67
Gain EMV [Chip Card Reader] Certification	$35,000	11.67
Manufacturing of the box and logo printing for POS Products with TMPOS Logo printed on each parts and POS cover design by TMPOS For, this amount of money is necessary.	$20,000	6.67
Develop Distribution Channels	$40,000	13.33
Implement Marketing Plan	$25,000	8.33
Offering Expenses (1)	$75,000	25.00
TOTAL	$300,000	100.00

____________

(1)

Expenses of the offering, estimated to be $75,000.00 include legal and accounting costs of registration. The amount not paid from the proceeds of the offering will be paid from the Company's existing cash resources.

To the extent we raise less than the Maximum Offering, after paying a maximum of $75,000 of Offering Expenses from the proceeds of this offering (with any remainder paid from existing Company funds), we will first complete engineering and then if additional funds remain they will next be applied to work on the Franchise Management System prototype.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our commercialization effort, our product being currently only in the prototype stage, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

Description of Business

Company Information

We were initially formed as TMPOS, LLC under the laws of the State of Georgia on October 26, 2015. We were reorganized as TMPOS, Inc. on November 29, 2016. Our principal executive office is located at 3235 Satellite Blvd. Suite 290 Duluth, GA 30096, and our telephone number is 678-820-8382.

16

Overview

Our customers are responsible for buying themselves the specialized business management software for which we offer to customize, install and provide technical service.

We hire technical personnel as independent contractors to provide customization and installation of related business management software as well as on-going technical support for systems we install. Some of these contractors have specific experience with the ThanksMatrix product, and we use these contractors for our jobs involving ThanksMatrix software.

We have a referral agreement with an Affiliate, EsolutionTG LLC, owned by our President Mr. Lee’s spouse, to refer exclusively to us for sale by us of our POS hardware, customized installation and on-going support of their ThanksMatrix software program, a customizable, multi-functional Business Management Software Suite and related hardware. Their ThanksMatrix product provides a combination of business management software, specifically as follows:

•	Customer Relation Management (“CRM”) function holds all customer relationship information such as contact information, sales history, relationship class – retailer or client and the like.

•	Account Information System (“AIS”), a money flow control system with send and track custom invoices, track income and expenses, create and manage estimates, manage and pay bills, and instant sales and profit reports

•	Workgroup Management ("WM") helps users to monitor and follow up each project and tasks so that the project workflow goes smoothly,

•	Serve customers financial transactions at their store location with Point of Sale System (“POS”), and

•	Franchise Management System (“FMS”), a scalable data management system, through which each business owner can monitor all multi stores at home or office remotely, helping a franchise headquarters to control its inventory and money flow with this one platform.

Significant Business, Product and Service Actions since Inception

Since inception, including activities taken by our predecessor TMPOS, LLC, we have taken the following steps to implement our business plan:

•	Company set up
	•	Incorporate company in state of Georgia
	•	Set up main executive office in Duluth, Georgia
	•	Opened up bank account for the company

Obtained a loan of $49,298 as of June 30, 2016 from Mr. Lee, our President. The loan is an oral agreement, no interest, payable upon demand. Mr. Lee has orally committed but is not legally required to loan us an additional $50,702 upon the same terms and conditions.

•

Execute an exclusive worldwide Referral Agreement with our Affiliate EsolutionTG, LLC to refer their ThanksMatrix CRM customers who need POS products and customization, installation and technical support services for ThanksMatrix CRM that we provide, as EsolutionTG does not offer hardware or technical support. .

•	Worked with EsolutionTG, LLC to customize the ThanksMatrix CRM package for Franchise Management

•

Commenced sales activities, including contacting prospective customers for our products and services from inception on October 26, 2015 to June 30, 2016 generating $42,143 for on-site tech support and system installation through June 30, 2016.

17

Marketing

Although we may eventually sell directly our products and services to customers who contact us directly and from our website, our main go to market strategy is based upon referrals from Esolution TG under our Referral Agreement.

Under the Referral Agreement, for every ThanksMatrix Referred Customer of Referrer as set forth below, we agree to pay a one-time fee (“Referral Fee”) of Four Percent (4%) of the gross proceeds of sales received by TMPOS from the Referral. For the purposes of this Agreement, “Gross proceeds of sales" means the value proceeding or accruing from the sale of tangible personal property, digital goods, digital codes, digital automated services, and/or for other services rendered, without any deduction on account of the cost of property sold, the cost of materials used, labor costs, interest, discount paid, delivery costs, taxes, less sales allowances, sales discounts and sales returns.

A Referred Customer is a reasonably qualified and bona fide client or customer of EsolutionTG LLC who spends at least ten thousand dollars ($10,000) with us for the sale and installation of TMPOS POS hardware and related customization and installation of and on-going technical support for our hardware and EsolutionTG’s ThanksMatrix software we sell to EsolutionTG LLC’s ThanksMatrix software and for which EsolutionTG LLC is directly responsible for soliciting and referring to us in writing or by email.

Eligibility for a Referral Fee will be dependent upon TMPOS’s reasonable determination that, in addition to referring the Referral, the Referrer had a relevant role in the consummation of the agreement with such Referral. TMPOS will pay the applicable Referral Fee, if any, to Referrer within sixty (60) days of TMPOS’s receipt of the qualifying fees from the corresponding Referral. Notwithstanding anything herein to the contrary, in no event shall TMPOS be obligated to pay a Referral Fee for any Referral involving an Existing Client.

We also issued EsolutionTG LLC 5,000,000 shares of stock as additional consideration under the Referral Agreement.

In the event TMPOS receives an inquiry for the ThanksMatrix software, it will refer the client to EsolutionTG but will not be paid a referral fee nor shall EsolutionTG receive a referral fee if that referred client uses the TMPOS POS system.

Our Competition and Our Market Position

We are a start-up company who just started selling products and services.There are numerous companies, large and small, that provide POS products and customization, installation and on-going technical support services similar to those we offer. We will be a small competitor in the industry. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. As such, we anticipate that initially we will rely primarily upon our exclusive referral agreement from ThanksMatrix software provider EsolutionTG, an Affiliate, to develop a customer base. Thus, to a great extent our success is dependent upon the success of EsolutionTG in marketing its ThanksMatrix business software as well as the skill and experience of technical contractors we hire for customization, installation and on-going technical support of ThanksMatrix products.

The five main competitors in the ThanksMatrix business area are software development companies like The Better Software, Naranga, Jolt, Vonigo, and Erply. However, none of these competitors provate CRM based franchise management software which we are developing with EsolutionTG and none offer referral rebate program like ThanksMatrix has compensating its customers for future referrals.

Intellectual Property

We have no patents, trademarks, copyrights or any other intellectual property.

Research and Development

We have no research and development expenses.

Governmental Regulation

We are not subject to any specific governmental regulation for the sale of our products and services.

Personnel

We currently have one employee, our management. We also have one part time commission salesperson. All technical support personnel are retained as independent contractors on a “per job” basis.

18

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Our customers are responsible for buying themselves the specialized business management software for which we offer to customize, install and provide technical service.

We hire technical personnel as independent contractors to provide customization and installation of related business management software as well as on-going technical support for systems we install. Some of these contractors have specific experience with the ThanksMatrix product, and we use these contractors for our jobs involving ThanksMatrix software.

We have a referral agreement with an Affiliate, EsolutionTG LLC, owned by our President Mr. Lee’s spouse, to refer exclusively to us for sale by us of our POS hardware, customized installation and on-going support of their ThanksMatrix software program, a customizable, multi-functional Business Management Software Suite and related hardware.

Significant Business, Product and Service Actions since Inception

Since inception, including activities taken by our predecessor TMPOS, LLC, we have taken the following steps to implement our business plan:

•	Company set up
	•	Incorporate company in state of Georgia
	•	Set up main executive office in Duluth, Georgia
	•	Opened up bank account for the company

Obtained a loan of $49,298 as of June 30, 2016 from Mr. Lee, our President. The loan is an oral agreement, no interest, payable upon demand. Mr. Lee has orally committed but is not legally required to loan us an additional $50,702 upon the same terms and conditions.

•

Execute an exclusive worldwide Referral Agreement with our Affiliate EsolutionTG, LLC to refer their ThanksMatrix CRM customers who need POS products and customization, installation and technical support services for ThanksMatrix CRM that we provide, as EsolutionTG does not offer hardware or technical support.

•	Worked with EsolutionTG, LLC to customize the ThanksMatrix CRM package for Franchise Management

•

Commenced sales activities, including contacting prospective customers for our products and services from inception on October 26, 2015 to June 30, 2016 generating $42,143 for on-site tech support and system installation from inception through June 30, 2016.

Results of Operations

We are a development stage company and are in the process of developing our products and services. Consequently, From inception to June 30, 2016, we have generated total revenues of $42,143 all for on-site tech support and system installation and none from sale of POS products, and expenses of $79,722 for cumulative operating losses of $37,579. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2017. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern.

19

Plan of Expanded Operations

We anticipate undertaking the following activities in addition to this offering in the next 12 months:

Event	Actions	Time	Total estimated cost

Establish ecommerce website for TMPOS	Design website Create video on TMPOS Develop website	Jan 31, 2017	$15,000

Complete engineering design & prototype Franchise Management System	Complete engineering design Develop prototype Test prototype	Feb 28, 2017	$70,000

Locate and bring onboard the expanded Executive Team	Create an org chart for first year Conduct search for open positions Hire qualified people for the open positions	May 31, 2017	$20,000

Gain EMV Certification	Establish agreement with EMV Processors Provide product prototype and engineering designs to the lab Make modifications as needed Gain EMV certification	July 31, 2017	$35,000

Establish outsourced manufacturer of product	Research at least 5 manufacturing companies Establish agreements with selected vendor Begin Manufacturing TMPOS system	Sep 31, 2017	$20,000

Develop Distribution Channels	Create sales team Develop sales materials Create compensation plan	Oct 31, 2017	$40,000

Implement Marketing Plan	Develop marketing plan Launch marketing plan	Nov 30, 2017	$25,000

TOTAL: $225,000

As of February 1, 2017, we have approximately $XXX in cash. As shown in the table above, we need a minimum of approximately $225,000 in funds to finance our Plan of Expanded Operations as set forth above in the next 12 months. This amount does not include all our costs which we will incur irrespective of these activities, including general administrative cost of maintaining operations at our current level, estimated to be approximately $60,000per year [excluding the $225,000 for our Plan of Expanded Operations above] and those costs associated with SEC requirements associated with going and staying public, estimated to be approximately $75,000 in connection with this Offering Circular and thereafter $50,000 annually. Therefore, we estimate our total need for funds maintaining operations at the current level and this filing in the next 12 months is $135,000. Accordingly, as we anticipate an average monthly burn rate of approximately $11,250 during the next 12 months. Assuming we raise the maximum $300,000 proceeds in this offering, we believe we will have sufficient cash available to fund all of our operational and SEC filing needs during the next 12 months as well as commencing some of the activities in Plan of Expanded Operations.

20

We are a development stage company and are in the process of developing our FMS products and software technical services. Consequently, we have only generated revenues of $42,143 from inception on October 26, 2015 to June 30, 2016. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2017. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued financial support from our officers who are not obligated to provide any additional financing. Our officer has agreed orally that he would loan the Company additional funds as required, although he is not under no obligation to do so. As of June 30, 2016 he has advanced $49,298 in loans which have no interest and are due upon demand. If funds are not available from this offering or these loans, implementation of our business plan will be delayed.

Directors, Executive Officers and Significant Employees

The following table sets forth information regarding our executive officer, director and significant employee.

Name	Age	Position

Sang G Lee	41	CEO/CFO and Director

Mr. Lee founded TMPOS, INC as CEO/CFO and Director upon our formation in November 2015. He formed and was sole member of our predecessor TMPOS, LLC. From August 2010 to date, he has been Chief Executive Officer of TGTG, Corp a wholesale goods company located in New Jersey which is essentially inactive. Mr. Lee attended Hanyang University, Seoul Korea receiving a Bachelor degree in Business Administration in 1999 and a Master’s degree in Accounting in 2001.

As an officer and member of the board, Mr. Lee contributes significant industry-specific experience and expertise in sales and software development. In addition, Mr. Lee contributes the benefits of his executive leadership and management experience. Possessing an advanced degree in accounting and experience as a CFO, Mr. Lee contributes his financial expertise based on his significant industry and financial experience.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in certain legal proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

(2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

21

Compensation of Directors and Executive Officers

The following table represents information regarding the total compensation earned by the three highest paid individuals who served as an executive officer or director of the Company as of the end of our only completed fiscal year ended December 31, 2015.

Summary Compensation Table

Name and Principle Position	Year	Salary Monthly	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total Monthly

Sang G Lee CEO/Presdient	2015	$0	$0	$0	$0	$0	$0	$0	$0

Employment Arrangements

We have no employment agreement with Mr. Sang G Lee. We do not plan to pay him any compensation until the second quarter of 2017 when we anticipate we will pay him $5,000 per month under an oral month-to-month agreement. We will not accrue any salary for him if we don’t have sufficient funds to pay this salary. His is reimbursed in full for all out-of-pocket expenses in connection with his role as our executive officer.

Director Compensation

For the year ended December 31, 2015 Mr. Sang G Lee was our sole director. No compensation was paid to Mr. Lee for acting as a Director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan in place.

Security Ownership of Management and Certain Securityholders

The following tables set forth the ownership, as of the date of this Offering Circular, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officer and director as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

22

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 3235 Satellite Blvd. Suite 290 Duluth, GA 30096.

Name	Number of Shares of Common stock	Percentage

Sang G Lee[1]	40,000,000	96.95%
EsolutionTG LLC [1]	40,000,000	96.95%
All executive officers and directors as a group [one person] [1]	40,000,000	96.95%

___________

[1] Owned 35,000,000 by Sang G Lee and 5,000,000 by EsolutionTG LLC which is 100% owned by Seongya Kim, Mr. Lee’s spouse. Each disclaim beneficial ownership of each other’s shares.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 41,260,000 shares of common stock outstanding as of February 1, 2017.

Interest of Management and Others in Certain Transactions

TMPOS, LLC converted to TMPOS, INC which is C-Corporation on November 29, 2016 in the state of Georgia. This conversion resulted in conversion of Mr. Lee, our President, sole members’ interest in TMPOS, LLC into 35,000,000 shares of our common stock.

In December 2016, we entered into a referral agreement with an Affiliate, EsolutionTG LLC, solely owned by our President Mr. Lee’s spouse, to refer exclusively to us for sale by us of our POS hardware, customized installation and on-going support of their ThanksMatrix business software program. For every ThanksMatrix Referred Customer of Referrer, we agree to pay a one-time fee (“Referral Fee”) of Four Percent (4%) of the gross proceeds of sales received by TMPOS from the Referral. We also issued EsolutionTG LLC 5,000,000 shares of stock as additional consideration under the Referral Agreement which we valued at par value of $.0001 per share.

We have a loan of $49,298 as of June 30, 2016 from Mr. Lee, our President. The loan is an oral agreement, no interest, payable upon demand. Mr. Lee has orally committed but is not legally required to loan us an additional $50,102 upon the same terms and conditions.

Board Committees and Director Independence

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

The Board does not have standing audit, compensation or nominating committees. The Board does not believe these committees are necessary based on the size of our company and the current levels of compensation to corporate officers. We will consider establishing audit, compensation and nominating committees at the appropriate time.

23

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 and 10,000,000 shares of preferred stock, par value $.0001. As of the date of this Offering Circular, there are 100,000,000 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock: Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the common shares cannot determine solely, the election of our directors, or any other matters. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock: We are authorized to issue 10,000,000 shares of preferred stock. The rights, privileges, and preferences of our preferred stock can be set by our Board of Directors without further shareholder approval as set for in our Articles of Incorporation filed with the Secretary of State of Georgia. The issuance of any of these shares in the future may delay, defer, discourage or prevent a change in control.

Options and Warrants

We have no options or warrants outstanding.

Certain Anti-Takeover Effects

Certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders that is not first approved by our board of directors. This could occur even if our shareholders receive an attractive offer for their shares or if a substantial number or even a majority of our shareholders believe the takeover may be in their best interest. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain approval from our board of directors prior to pursuing a transaction. Provisions that could delay, deter or inhibit a future acquisition or change in control include the following:

•

10,000,000 shares of blank check preferred stock that may be issued by our board of directors without shareholder approval and that may be substantially dilutive or contain preferences or rights objectionable to an acquirer;

•	the ability of our board of directors to amend our bylaws without shareholder approval;

These provisions could also discourage bids for our common stock at a premium and cause the market price of our common stock to decline. In addition, these provisions may also entrench our management by preventing or frustrating any attempt by our shareholders to replace or remove our current management.

24

ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into his Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Sang G Lee at our executive offices. The telephone number is 678-820-8382. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

25

FINANCIAL STATEMENTS

TMPOS, LLC

Limited Liability Corporation

Financial Statements and Independent Auditor’s Report

As of December 31, 2015 and for the period from October 26, 2015 (inception) through December 31, 2015

F-1

TMPOS, LLC TABLE OF CONTENTS

F-2

To the Members of

TMPOS LLC

Duluth, Georgia

INDEPENDENT AUDITOR’S REPORT

Report on the Financial Statements

We have audited the accompanying financial statements of TMPOS, LLC, which comprise the balance sheet as of December 31, 2015, and the related statements of operations, changes in member’s equity, and cash flows for the period from October 26, 2015 (inception) through December 31, 2015, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatements.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Artesian CPA, LLC

1624 Market Street, Suite 202|Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com|www.ArtesianCPA.com

F-3

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TMPOS, LLC as of December 31, 2015, and the results of its operations and its cash flows for the period from October 26, 2015 (inception) through December 31, 2015, in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 4 to the financial statements, the Company has not yet commenced planned principal operations nor generated significant revenues or profits since inception. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ Artesian CPA, LLC

Denver, Colorado

December 22, 2016

Artesian CPA, LLC

1624 Market Street, Suite 202|Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com|www.ArtesianCPA.com

F-4

TMPOS, LLC BALANCE SHEET As of December 31, 2015

ASSETS
Current Assets:
Cash	$1,608
Total Current Assets	1,608

TOTAL ASSETS	$1,608

LIABILITIES AND MEMBERS' EQUITY
Liabilities:	$-

Members' Equity:	1,608

TOTAL LIABILITIES AND MEMBERS' EQUITY	$1,608

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-5

TMPOS, LLC STATEMENT OF OPERATIONS For the period from October 26, 2015 (inception) through December 31, 2015

Revenues	$1,673

Operating Expenses:
General & administrative	665
Total Operating Expenses	665

Income from operations	1,008

Net Income	$1,008

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-6

TMPOS, LLC STATEMENT OF CHANGES IN MEMBERS’ EQUITY For the period from October 26, 2015 (inception) through December 31, 2015

Members’ Equity

Balance at October 26, 2015 (inception)	$-
Contributions	600
Net income	1,008
Balance at December 31, 2015	$1,608

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-7

TMPOS, LLC STATEMENT OF CASH FLOWS For the period from October 26, 2015 (inception) through December 31, 2015

Cash Flows From Operating Activities
Net income	$1,008
Net Cash Provided by Operating Activities	1,008

Cash Flows From Investing Activities
Net Cash Used In Investing Activities	-

Cash Flows From Financing Activities
Contributions from member	600
Net Cash Provided By Financing Activities	600

Net Change In Cash	1,608

Cash at Beginning of Period	-
Cash at End of Period	$1,608

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-8

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2015 and for the period from October 26, 2015 (inception) through December 31, 2015

NOTE 1: NATURE OF OPERATIONS

TMPOS, LLC (the “Company”), is a limited liability company organized October 26, 2015 under the laws of Georgia. The Company was formed to develop and market point of sale (“POS”) system and peripheral products.

As of December 31, 2015, the Company has not yet commenced planned principal operations nor generated significant revenue. The Company’s activities since inception have consisted of formation activities, product development, and efforts to raise additional capital. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted the calendar year as its basis of reporting.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

F-9

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2015 and for the period from October 26, 2015 (inception) through December 31, 2015

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions. As of December 31, 2015, the balance in accounts receivable was $0, and no allowances were recorded as of that date.

Property and Equipment

The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000. No property and equipment has been recorded as of December 31, 2015.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. There were no financial instruments outstanding as of December 31, 2015.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist of its cash. The Company will place its cash and cash equivalents with financial institutions of high credit worthiness and has a policy to not carry a balance in excess of FDIC insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

At December 31, 2015, the Company held no funds in excess of FDIC insurance limits.

Revenue Recognition

As of December 31, 2015, the Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

F-10

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2015 and for the period from October 26, 2015 (inception) through December 31, 2015

Income Taxes

The Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying consolidated financial statements.

NOTE 3: MEMBERS’ EQUITY

In October 2015, the member contributed $600 of cash to fund the Company’s operations. As of December 31, 2015, cumulative contributions in the member’s capital account were $600.

As discussed in the subsequent events footnote, the Company converted to a C-Corporation on November 29, 2016, resulting in a new capital structure consisting of two classes of stock: common and preferred, each having a par value of $0.0001. The Company has authorized 100,000,000 common and 10,000,000 preferred shares. Upon conversion, the Company converted the sole member's equity interest into 35,000,000 common shares, and in December 2016, the Company issued 1,260,000 common shares to service providers for services rendered and 5,000,000 common shares to an entity related by common control in connection with a referral agreement.

NOTE 4: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As discussed in Note 1, the Company has not yet commenced principal operations, has limited liquidity and, while showing a small profit for the period from October 26, 2015 (inception) through December 31, 2015, expects to generate significant operating losses in 2016. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, and/or to obtain additional capital financing from its members and/or third parties. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued Accounting Standards Update (ASU) 2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and members’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has early adopted the new standard effective as of the inception date.

F-11

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2015 and for the period from October 26, 2015 (inception) through December 31, 2015

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. The Company has not elected to early adopt this pronouncement.

In April 2015, the FASB issued ASU No. 2015-05 on "Intangibles-Goodwill and Other-Internal-Use Software." The pronouncement provides criteria for customers in a cloud computing arrangement to use to determine whether the arrangement includes a license of software. The criteria are based on existing guidance for cloud service providers. It is effective for reporting periods beginning after December 15, 2015. Management is assessing the impact of this pronouncement on our financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 6: SIGNIFICANT CONCENTRATIONS

During the period from October 26, 2015 (inception) through December 31, 2015, 2 customers comprised 84% of the Company’s $1,673 of revenues. Individual concentrations were as follows: Customer A comprised 60%, and Customer B comprised 24%.

F-12

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS As of December 31, 2015 and for the period from October 26, 2015 (inception) through December 31, 2015

NOTE 7: RELATED PARTY

The Company’s sole member is a related party, who during the course of business advances funds directly to the Company or by paying expenses on the Company’s behalf.

During the period ended December 31, 2015, the member did not execute any non-equity transactions with the Company. As of December 31, 2015, the Company owed $0 to the member.

NOTE 8: SUBSEQUENT EVENTS

Subsequent to December 31, 2015, TMPOS, LLC converted to TMPOS, INC, which is C-Corporation on November 29, 2016, resulting in a new capital structure consisting of two classes of stock: common and preferred, each having a par value of $0.0001. The Company has authorized 100,000,000 common and 10,000,000 preferred shares. This conversion resulted in conversion of the current sole member's equity into 35,000,000 shares of the newly created common stock.

In December 2016, the Company entered into a referral agreement with EsolutionTG LLC, a point-of-sale software company related by common control. Under this agreement EsolutionTG LLC will exclusively refer customers who spend at least $10,000 on software and services to the Company for hardware solutions. If a referred customer enters into a hardware agreement with the Company within ten days of referral, the Company shall pay a 4% commission on gross sales to EsolutionTG LLC. In connection with this agreement, the Company issued 5,000,000 shares of the new class of common stock to EsolutionTG LLC.

In December 2016, the Company issued 1,260,000 shares to professional service providers in exchange for services rendered.

Management has evaluated subsequent events through December 22, 2016, the date the financial statements were available to be issued. Based on management's evaluation, no additional material events were identified which require adjustment or disclosure.

F-13

TMPOS, LLC

Limited Liability Corporation

FINANCIAL STATEMENTS AS OF JUNE 30, 2016, AND FOR THE

SIX MONTHS ENDED JUNE 30, 2016

TMPOS, LLC TABLE OF CONTENTS

F-14

TMPOS, LLC BALANCE SHEETS As of June 30, 2016 (UNAUDITED) and December 31, 2015

	June 30, 2016	December 31, 2015

ASSETS
Current Assets:
Cash	$12,319	$1,608
Total Current Assets	12,319	1,608

TOTAL ASSETS	$12,319	$1,608

LIABILITIES AND MEMBERS' CAPITAL EQUITY (DEFICIT)
Liabilities:
Current Liabilities:
Advances from related party	$49,298	$-
Total Current Liabilities	49,298	-

Total Liabilities	49,298	-

Members' Capital Equity (Deficit)	(36,979)	1,608

TOTAL LIABILITIES AND MEMBERS' CAPITAL EQUITY (DEFICIT)	$12,319	$1,608

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-15

TMPOS, LLC STATEMENTS OF OPERATIONS (UNAUDITED) For the Six Months Ended June 30, 2016 and 2015

	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015

Revenues	$40,470	$-

Operating Expenses:
General & administrative	79,057	-
Total Operating Expenses	79,057	-

Income from operations	(38,587)	-

Net Income	$(38,587)	$-

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-16

TMPOS, LLC STATEMENT OF CHANGES IN MEMBERS’ EQUITY (UNAUDITED) From October 26, 2015 (Inception) to June 30, 2016

Balance at October 26, 2015 (Inception)	$-
Contributions (distributions)	600
Net income	1,008
Balance at December 31, 2015	1,608
Contributions (distributions)	-
Net loss	(38,587)
Balance at June 30, 2016	$(36,979)

See Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-17

TMPOS, LLC STATEMENTS OF CASH FLOWS (UNAUDITED) For The Six Months Ended June 30, 2016 and 2015

	Six Months Ended	Six Months Ended
	June 30, 2016	June 30, 2015
Cash Flows From Operating Activities
Net income (loss)	$(38,587)	$-
Adjustments to reconcile net loss to net cash used in operating activities:
Advances from related party	49,298	-
Net Cash Provided by Operating Activities	10,711	-

Cash Flows From Investing Activities
Net Cash Used In Investing Activities	-	-

Cash Flows From Financing Activities
Contributions from members	-	-
Net Cash Provided By Financing Activities	-	-

Net Change In Cash	10,711	-

Cash at Beginning of Period	1,608	-
Cash at End of Period	$12,319	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these financial statements.

F-18

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS (UNAUDITED) As of June 30, 2016 and for The Six Months Ended June 30, 2016 and 2015

NOTE 1: NATURE OF OPERATIONS

TMPOS, LLC (the “Company”), is a limited liability company organized October 26, 2015 under the laws of Georgia. The Company was formed to develop and market products.

As of June 30, 2016, the Company has not yet commenced planned principal operations nor generated significant revenue. The Company’s activities since inception have consisted of formation activities, product development, and efforts to raise additional capital. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties; including failing to secure additional funding to operationalize the Company’s planned operations.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted the calendar year as its basis of reporting.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; the Company does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents

For the purpose of the statement of cash flows, cash equivalents include time deposits, certificate of deposits, and all highly liquid debt instruments with original maturities of three months or less.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are carried at their estimated collectible amounts. Accounts receivable are periodically evaluated for collectability based on past credit history with clients and other factors. Provisions for losses on accounts receivable are determined on the basis of loss experience, known and inherent risk in the account balance and current economic conditions. As of June 30, 2016, the balance in accounts receivable was $0, and no allowances were recorded as of that date.

F-19

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS (UNAUDITED) As of June 30, 2016 and for The Six Months Ended June 30, 2016 and 2015

Property and Equipment

The Company has a policy to capitalize expenditures with useful lives in excess of one year and costs exceeding $1,000. No property and equipment has been recorded as of June 30, 2016.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments based upon certain market assumptions and pertinent information available to management. There were no financial instruments outstanding as of June 30, 2016.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk consist of its cash. The Company will place its cash and cash equivalents with financial institutions of high credit worthiness and has a policy to not carry a balance in excess of FDIC insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

At June 30, 2016, the Company held no funds in excess of FDIC insurance limits.

Revenue Recognition

The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which products or services will be provided; (2) delivery has occurred or services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Income Taxes

As of the date of these financial statements, the Company is a limited liability company treated as a partnership for federal and state income tax purposes with all income tax liabilities and/or benefits of the Company being passed through to the members. As such, no recognition of federal or state income taxes for the Company have been provided for in the accompanying consolidated financial statements.

F-20

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS (UNAUDITED) As of June 30, 2016 and for The Six Months Ended June 30, 2016 and 2015

NOTE 3: MEMBERS’ EQUITY

As of June 30, 2016, the Company was structured as a limited liability company with a sole member. In October 2015, the sole member contributed $600. As of June 30, 2016, cumulative contributions in the members’ capital account totaled $600.

As discussed in the subsequent events footnote, the Company converted to a C-Corporation on November 29, 2016, resulting in a new capital structure consisting of two classes of stock: common and preferred, each having a par value of $0.0001. The Company has authorized 100,000,000 common and 10,000,000 preferred shares. Upon conversion, the Company converted the sole member's equity interest into 35,000,000 common shares, and in December 2016, the Company issued 1,260,000 common shares to service providers for services rendered and 5,000,000 common shares to an entity related by common control in connection with a referral agreement.

NOTE 4: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, has generated insignificant revenues, and incurred a net loss of $38,587 for the six months ended June 30, 2016 and has an accumulated deficit of $37,579. The Company’s ability to continue as a going concern for the next twelve months is dependent upon its ability to generate sufficient cash flows from operations to meet its obligations, and/or to obtain additional capital financing from its members and/or third parties. No assurance can be given that the Company will be successful in these efforts. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 5: RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued Accounting Standards Update (ASU) 2014-10 which eliminated the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and members’ equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods beginning after December 15, 2015. Early application is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued. Upon adoption, entities will no longer present or disclose any information required by Topic 915. The Company has early adopted the new standard effective as of the inception date.

F-21

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS (UNAUDITED) As of June 30, 2016 and for The Six Months Ended June 30, 2016 and 2015

In August 2014, the FASB issued ASU 2014-15 on “Presentation of Financial Statements Going Concern (Subtopic 205-40) – Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. Currently, there is no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. The amendments in this update provide such guidance. In doing so, the amendments are intended to reduce diversity in the timing and content of footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this update are effective for public and nonpublic entities for annual periods ending after December 15, 2016. Early adoption is permitted. The Company has not elected to early adopt this pronouncement.

In April 2015, the FASB issued ASU No. 2015-05 on "Intangibles-Goodwill and Other-Internal-Use Software." The pronouncement provides criteria for customers in a cloud computing arrangement to use to determine whether the arrangement includes a license of software. The criteria are based on existing guidance for cloud service providers. It is effective for reporting periods beginning after December 15, 2015. Management is assessing the impact of this pronouncement on our financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 6: SIGNIFICANT CONCENTRATIONS

During the six months ended June 30, 2016, two customers comprised 31% of the Company’s $40,470 of revenues. Individual concentrations were as follows: Customer A comprised 16%, and Customer B comprised 15%.

NOTE 7: RELATED PARTY

The Company’s sole member is a related party, who during the course of business advances funds directly to the company or by paying expenses on the Company’s behalf. In early 2016, the sole member agreed to, but is not legally committed to, advance up to $100,000 to fund operations. Any advances would carry no term and be due on demand.

F-22

TMPOS, LLC NOTES TO FINANCIAL STATEMENTS (UNAUDITED) As of June 30, 2016 and for The Six Months Ended June 30, 2016 and 2015

During the six months ended June 30, 2016, the member advanced $49,298 to the Company to fund operations. As of June 30, 2016, and December 31, 2015, the Company owed $49,298 and $0 to the member, respectively. These advances are due on demand and carry no other repayment terms and are therefore classified as a current liability.

NOTE 8: SUBSEQUENT EVENTS

TMPOS, LLC converted to TMPOS, INC which is C-Corporation on November 29, 2016 in the state of Georgia, resulting in a new capital structure consisting of two classes of stock: common and preferred, each having a par value of $0.0001. The Company has authorized 100,000,000 common and 10,000,000 preferred shares. This conversion resulted in conversion of the current sole members’ interest into 35,000,000 shares of the newly created common stock and may result in the issuance of additional classes of equity.

In December 2016, the Company entered into a referral agreement with EsolutionTG LLC, a point-of-sale software company related by common control. Under this agreement EsolutionTG LLC will exclusively refer customers who spend at least $10,000 on software and services to the Company for hardware solutions. If a referred customer enters into a hardware agreement with the Company within ten days of referral, the Company shall pay a 4% commission on gross sales to EsolutionTG LLC. In connection with this agreement, the Company issued 5,000,000 shares of the new class of common stock to EsolutionTG LLC.

In December 2016, the Company issued 1,260,000 shares to professional service providers in exchange for services rendered.

Management has evaluated subsequent events through December 22, 2016, the date the financial statements were available to be issued. Based on management's evaluation, no additional material events were identified which require adjustment or disclosure.

F-23

PART III – EXHIBITS

Item 16. Index to Exhibits

2.1	Articles of Incorporation

2.2	Bylaws

4.1	Subscription Documents

6.1	Referral Agreement

11.1	Consent of Independent Certified Public Accountants*

12	Legal Opinion of Williams Securities Law Firm, P.A.*

__________

* Filed herewith

26

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on February 1, 2017.

(Exact name of issuer as specified in its charter):	TMPOS, INC

By (Signature and Title):	/s/ Sang G Lee
Chief Executive Officer (Principal Executive Officer).

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ Sang G Lee

(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

(Date):	February 1, 2017

SIGNATURE OF DIRECTOR:

/s/ Sang G Lee
Sang G Lee, Chairman/Sole Director	Date: February 1, 2017

27